Exhibit 99.1

News Release
For Immediate Release

Contact:
Jerry L. Ocheltree
President and CEO
Carolina Trust BancShares, Inc.
(704) 735-1104

Carolina Trust BancShares, Inc. Reports 3rd Quarter 2019 Results

➢	$0.15 Net Income Per Diluted Share for the third quarter of 2019 as compared to $0.13 for the third quarter of 2018
➢
Adjusted Net Income Per Diluted Share excluding merger expenses, accretion of loan and deposit fair market value adjustments, and amortization of core deposit intangibles, was $0.21 for the third quarter of 2019 as compared to $0.15 for the third quarter of 2018 (a non-GAAP measure)

LINCOLNTON, N.C., October 31, 2019 (GLOBE NEWSWIRE) - Carolina Trust BancShares, Inc. (the “Company”) (NASDAQ - CART) reports its financial results today for the most recently completed  quarter.  For the quarter ended September 30, 2019 (“3Q19”), the Company’s net income was $1,427,000 or $0.15 per diluted share as compared to $915,000 or $0.13 per diluted share for the quarter ended September 30, 2018 (“3Q18”), an increase of $512,000 or $0.02 per diluted share.  The diluted average common shares outstanding increased to 9.4 million shares in 3Q19 from 7.2 million shares in 3Q18, due to the issuance of shares in connection with the acquisition of Clover Community Bankshares, Inc., (“Clover”) and its subsidiary bank, Clover Community Bank, on January 1, 2019.

The Company recognized expenses in each period that were related to its acquisition of Clover.  The Company also recognized 3Q19 expenses that were related to its pending merger with Carolina Financial Corporation (“CARO”) and the pending merger of Carolina Trust Bank with CresCom Bank, CARO’s subsidiary bank.  These items, net of tax, reduced income by $582,000 in 3Q19, primarily due to the pending merger with CARO, and by $147,000 in 3Q18, due to the Clover acquisition.  A special shareholder meeting is scheduled on December 18, 2019 to vote on the merger with CARO.  Definitive proxy materials were mailed to the Company’s shareholders commencing on October 28, 2019.

Adjusted net income, which excludes these merger-related items and is a non-GAAP (Generally Accepted Accounting Principles) measure, was $2,009,000 in 3Q19 and $1,062,000 in 3Q18.  On a diluted per share basis, adjusted net income per share was $0.21 in 3Q19 and $0.15 in 3Q18.  See the non-GAAP reconciliation table that accompanies this release for additional information.

For the linked quarter ended June 30, 2019, net income was $1,818,000 or $0.19 per diluted share and adjusted net income was $1,861,000 or $0.20 per diluted share.

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The table below summarizes the key components of net income for 3Q19 and 3Q18.

$ in thousands	For the three months ended
	September 30, 2019	September 30, 2018	Increase (Decrease)	% Change
Interest income	$7,372	$5,419	$1,953	36%
Interest expense	1,614	1,176	438	37%
Net interest income	5,758	4,243	1,515	36%
Provision for (recovery of) loan loss	(37)	75	(112)	NM
Noninterest income	534	374	160	43%
Noninterest expense, excluding merger expenses	3,821	3,170	651	21%
Merger expenses	585	157	428	273%
Pre-tax income	1,923	1,215	708	58%
Income tax expense	496	300	196	65%
Net income	$1,427	$915	$512	56%

Non-GAAP measurements:
Net income	$1,427	$915
Adjustments:
+ Merger expenses	585	157
- Accretion of purchased loan discounts	(78)	(2)
- Accretion of purchased time deposit discounts	8	-
+ Amortization of core deposit intangible	138	9
- Net tax effect of adjustments	(71)	(17)
= Adjusted net income	$2,009	$1,062	$947	89%

Return on assets	0.92%	0.78%	0.14%
Return on equity	7.98%	7.42%	0.56%
Net interest margin	3.97%	3.82%	0.15%
Efficiency ratio [1]	70%	72%	(2%)
Adjusted return on assets [2]	1.29%	0.90%	0.39%
Adjusted return on equity [2]	11.23%	8.61%	2.62%
Adjusted net interest margin [2]	3.92%	3.81%	0.11%
Adjusted efficiency ratio [2]	59%	68%	(9%)
Average assets	$617,914	$467,308	$150,606	32%
Average loans	479,673	375,512	104,161	28%
Average deposits	514,499	388,932	125,567	32%
Average equity [3]	70,980	48,927	22,053	45%
Book value per share as of the end of the period	$7.68	$6.84
Tangible book value per share as of the end of the period	$6.80	$6.83

1 Efficiency ratio = Noninterest expense / (Net interest income + Noninterest income)
2 Adjusted returns on assets and equity, adjusted net interest margin and adjusted efficiency ratios are non-GAAP measures.  A reconciliation to GAAP is included at the end of this release.
3 The common stock offering completed in April 2018 added $18.4 million to common equity.  The acquisition of Clover in January 2019 added $16.1 million to common equity

As shown in the table, expenses related to mergers and acquisitions in 3Q19 included $138,000 in amortization of core deposit intangibles (“CDI”), $585,000 in merger-related expenses, and $8,000 in expense from accretion of discounts on acquired deposits.  These expenses were partially offset by $78,000 in income from accretion of discounts recorded on acquired loans.  The tax benefit was $71,000 for an overall $582,000 decrease in 3Q19 net income related to acquisitions.  In 3Q18, the CDI amortization, merger related expenses, income from accretion on loans and tax benefit were $9,000, $157,000, $2,000 and $17,000, respectively, which resulted in an overall decrease in net income of $147,000.

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Comparing 3Q19 with 3Q18, the $708,000 (+58%) increase in pre-tax income was due to the $1,515,000 (+36%) increase in net interest income, as interest income grew by $1,953,000 (+36%) while interest expenses grew by $438,000 (+37%).  Noninterest income increased $160,000 (+43%) and noninterest expenses excluding merger-related expenses increased by $651,000 (+21%).  Income taxes increased by $196,000 (+65%), slightly higher than the increase in pre-tax income, due to the higher amount of non-deductible merger-related expenses incurred in 3Q19 as compared to 3Q18.

Tangible book value per share (a non-GAAP measure) at September 30, 2019 was $6.80, a $0.03 decrease from $6.83 at September 30, 2018.  The decrease was due to dilution from merger consideration paid to Clover shareholders for the net assets acquired during the first quarter of 2019.  Tangible book value per share increased over the past quarter by $0.17 from $6.63 at June 30, 2019 with the increase attributable to earnings and a slight increase in other comprehensive income, an equity component that reflects a higher valuation of the securities portfolio.  See the non-GAAP reconciliation table that accompanies this release for additional information.

Net interest income increased from $4,243,000 in 3Q18 to $5,758,000 in 3Q19, primarily due to the loan and deposit growth from the acquisition of Clover and, secondarily, to organic loan growth from existing operations of Carolina Trust Bank (the “Bank”).  Average loans increased by $104 million, or 28%, from 3Q18 to 3Q19 and included $64 million in loans acquired from Clover.  The remaining $40 million in year-over-year average loan growth was concentrated in the Mooresville, Gastonia, and Hickory offices and in the Salisbury loan production office, which combined for $42 million of the growth.  The offices with the highest average loans in 3Q19 were Mooresville ($89 million) and Gastonia ($89 million), Hickory ($74 million), and Lincolnton Main ($69 million).

The net interest margin increased by 15 basis points from 3.82% in 3Q18 to 3.97% in 3Q19.  The yield on earning assets increased by 22 basis points from 4.87% in 3Q18 to 5.09% in 3Q19.  Comparatively, the cost of funds, including deposits, borrowings and holding company debt, increased by only 7 basis points from 1.11% in 3Q18 to 1.18% in 3Q19.  The improvement in the yield on earning assets and the net interest margin was softened slightly by the shift in the earning asset mix, as the ratio of average loans to average earning assets declined from 85% in 3Q18 to 83% in 3Q19.  The additional liquidity maintained in interest earning cash and securities resulted in those categories increasing from 15% to 17% as a percentage of earning assets for the same periods.

The margin and asset yield increases were attributed both to loan and investment yields which increased by 25 basis points and 23 basis points, respectively.  The 3Q19 average yield on loans and investments was 5.57% and 2.81%, respectively.  Although loan yields were impacted by prime rate increases of 25 basis points in each of September and December 2018, the benefit was partially offset in 3Q19 due to prime rate decreases of 25 basis points in each of August and September 2019.  The loan yields also benefited from accretion of the discounts on purchased loans, while the cost of funds was increased by the accretion of the discounts on acquired time deposits. The net impact of loan and deposit accretion added 5 basis points to the net interest margin.

In a linked-quarter comparison, the net interest margin decreased by 13 basis points from 4.10% in 2Q19 to 3.97% in 3Q19.  The earning asset yield declined by 10 basis points while the cost of funds increased by 4 basis points from 1.14% in 2Q19 to 1.18% in 3Q19.  The cost of time deposits increased by 6 basis points on average from the linked quarter, as maturing time deposits at lower rates were replaced at slightly higher costs.  Savings and money market yields increased by 4 basis points from the linked quarter as the market remained competitive and lagged the decrease to the fed funds rate.

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Noninterest income increased by $160,000 from $374,000 in 3Q18 to $534,000 in 3Q19.  The increase was due mostly to increases in mortgage fee income of $135,000 or 307%, in overdraft fees on deposits of $61,000 or 47%, and in interchange fee income of $57,000 or 85%.  The growth in mortgage fee income resulted from both mortgage originations by experienced mortgage specialists in our new South Carolina markets and from a renewed emphasis on meeting the demand for mortgages in the Bank’s legacy markets.  The interchange fees increased as a result of growth in the Bank’s checking account customer base for which the average total balance grew by 59% from 3Q18 to 3Q19, primarily due to the acquisition of Clover, and as a result of an overall increase in debit card usage.  Similarly, the increase in overdraft fees was attributed primarily to the growth in checking accounts from the Clover acquisition.  The Company incurred a $100,000 unrealized loss in equity securities in 3Q19 that was due to a decrease in market value of the investment security holdings that trade in public markets.  In 3Q18, the Bank recognized an unrealized gain of $35,000 on its security holdings as the market value increased.

Noninterest expense increased by $1,079,000 (+32%), from $3,327,000 in 3Q18 to $4,406,000 in 3Q19.  Salaries and benefits grew by $463,000 or 26%.  Merger expenses increased by $428,000 or 273% due to higher investment banking and legal fees in 3Q19 that were associated with the pending merger with CARO.  Amortization of core deposit intangibles increased by $129,000 due to the core deposit intangible recognized on January 1, 2019 from the valuation of Clover’s non-maturing deposits.  Foreclosed asset expenses decreased by $112,000 or 88% as compared to 3Q18 as losses and write-downs on foreclosed real estate decreased by $76,000 and general maintenance on properties decreased by $41,000.  The expenses are lower in part because the foreclosed real estate book balance has decreased to $1.0 million at September 30, 2019 from $1.8 million at September 30, 2018.

The balance sheets reflect minor changes in balances during the 3Q19.  Loans decreased by $2.3 million (-0.5%), while deposits were unchanged from June 30, 2019 to September 30, 2019.  Shareholders’ equity grew by $1.5 million (+2.2%), primarily from $1.4 million in earnings during the quarter.

Over the past twelve months, loans grew by $102 million including $64 million acquired from Clover on January 1, 2019 and $38 million from the Bank’s other customer relationships.  Deposits grew by $130 million, including $112 million acquired from Clover, and $18 million from other customer relationships.

Asset quality measurements remained strong during 3Q19.  The ratio of non-performing assets to total assets was 0.34% at September 30, 2019 as compared to 0.43% on June 30, 2019 and as compared to 0.61% on September 30, 2018.  Nonperforming loans to total loans decreased by 4 basis points during the quarter to 0.22% at September 30, 2019 and decreased by 6 basis points from a year ago.

Net charge offs (recoveries) to average loans on an annualized basis were 0.11%, 0.00%, and (0.01%), respectively, for the quarters ended September 30, 2019, June 30, 2019, and September 30, 2018.

Regulatory capital ratios for the Company’s wholly owned subsidiary, Carolina Trust Bank, increased from June 30, 2019 to September 30, 2019.  Risk-based capital grew by $2 million during 3Q19, and risk-weighted assets were unchanged.  The Bank’s total risk-based capital ratio at September 30, 2019 was 13.86%, an increase of 39 basis point from 13.47% at June 30, 2019.  Additional detail regarding the Bank’s regulatory capital ratios are included in the financial tables that accompany this release.

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About Carolina Trust BancShares, Inc.
Carolina Trust BancShares, Inc. is a bank holding company and the parent company of Carolina Trust Bank.  Carolina Trust Bank is a full-service, state-chartered bank headquartered in Lincolnton, N.C.  The bank operates in eleven full-service offices and one loan production office in the Piedmont and Mountain Regions of the Carolinas to the north and west of Charlotte, NC.

Caution Regarding Forward-Looking Statements: This news release contains forward-looking statements. Words such as “anticipates,” “ believes,” “estimates,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference in actual results and outcomes include, among others: changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principles, policies or guidelines; the impact of competition from traditional or new sources; failure to meet the closing conditions contained in the Agreement and Plan of Merger and Reorganization, dated as of July 15, 2019, by and between Carolina Financial Corporation (“CARO”) and the Company (the “CARO Merger”), including approval by the Company’s shareholders on the expected terms and time schedule, delay in closing the CARO Merger, difficulties and delays in integrating CARO’s and the Company’s businesses or fully realizing cost savings and other benefits, business disruption as a result of the CARO Merger, customer acceptance of CARO products and services, and potential difficulties encountered in expanding into a new market following the CARO Merger. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. The Company undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures:  This news release presents certain non-GAAP financial measures including, without limitation, adjusted net income, adjusted net income per share, and tangible book value per share.  Non-GAAP financial measures include numerical measures of a company’s historical financial performance, financial position, or cash flows that exclude (or include) amounts, or that are subject to adjustments that have the effect of excluding (or including) amounts, that are included (or, as applicable, excluded) in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company has presented the adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures where applicable.  The Company considers these adjustments to the GAAP financial measures to be relevant to ongoing operating results.  The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for the period-to-period comparisons, which will assist investors and analysts in analyzing the operating results or financial position of the Company.  The non-GAAP financial measures are used by management to assess the performance of the Company’s business, including for presentations of Company performance to investors.  The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited.  Although non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.  Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included in the tables that accompany this release.

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Carolina Trust BancShares, Inc.
Selected Financial Highlights
Dollars in thousands

	Unaudited 9/30/19	Unaudited 6/30/19	Unaudited 3/31/19	(a) 12/31/18	Unaudited 9/30/18
Balance Sheet Data:
Total Assets	$622,535	$617,423	$621,279	$475,104	$465,171
Total Loans	483,164	485,435	474,239	393,282	380,746
Allowance for Loan Loss	3,893	4,146	4,069	3,978	3,925
Total Deposits	516,133	516,153	523,390	395,149	386,497
Total Shareholders’ Equity	71,436	69,897	67,378	50,261	48,954

(a)	Unless otherwise noted, all financial information presented in the accompanying tables as of and for the year ending December 31, 2018, is derived from audited financial statements

Carolina Trust BancShares, Inc.
Comparative Income Statements
For the Three Months Ended
Dollars in thousands, except share and per share data

	Unaudited 9/30/19	Unaudited 9/30/18	Variance $	Variance %
Income and Per Share Data:
Interest Income	$7,372	$5,419	$1,953	36%
Interest Expense	1,614	1,176	438	37%
Net Interest Income	5,758	4,243	1,515	36%
Provision for Loan Loss	(37)	75	(112)	(149%)
Net Interest Income After Provision	5,795	4,168	1,627	39%
Non-interest Income	534	374	160	43%
Non-interest Expense, Excluding Merger Expenses	3,821	3,170	651	21%
Merger Expenses	585	157	428	273%
Income Before Taxes	1,923	1,215	708	58%
Income Tax Expense	496	300	326	65%
Net Income	$1,427	$915	$512	56%

Net Income Per Common Share:
Basic	$0.15	$0.13
Diluted	$0.15	$0.13
Average Common Shares Outstanding:
Basic	9,304,051	7,156,987
Diluted	9,375,163	7,243,875

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Carolina Trust BancShares, Inc.
Comparative Income Statements
For the Nine Months Ended
Dollars in thousands, except share and per share data

	Unaudited 9/30/19	Unaudited 9/30/18	Variance $	Variance %
Income and Per Share Data:
Interest Income	$21,855	$15,444	$6,411	42%
Interest Expense	4,584	3,391	1,193	35%
Net Interest Income	17,271	12,053	5,218	43%
Provision for Loan Loss	116	415	(299)	(72%)
Net Interest Income After Provision	17,155	11,638	5,517	47%
Non-interest Income	1,818	1,070	748	70%
Non-interest Expense, Excluding Merger Expenses	11,949	9,563	2,386	25%
Merger Expenses	2,356	480	1,876	391%
Income Before Taxes	4,668	2,665	2,003	75%
Income Tax Expense	1,086	659	427	65%
Net Income	$3,582	$2,006	$1,576	79%

Net Income Per Common Share:
Basic	$0.39	$0.33
Diluted	$0.38	$0.32
Average Common Shares Outstanding:
Basic	9,297,383	6,118,461
Diluted	9,370,628	6,211,670

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Carolina Trust BancShares, Inc.
Quarterly Income Statement
Dollars in thousands, except share and per share data

	For the three months ended:
Income and Per Share Data:	Unaudited 9/30/19	Unaudited 6/30/19	Unaudited 3/31/19	Unaudited 12/31/18	Unaudited 9/30/18
Interest Income	$7,372	$7,403	$7,080	$5,645	$5,419
Interest Expense	1,614	1,548	1,422	1,233	1,176
Net Interest Income	5,758	5,855	5,658	4,412	4,243
Provision for Loan Loss	(37)	76	77	(9)	75
Net Interest Income After Provision	5,795	5,779	5,581	4,421	4,168
Non-interest Income	534	664	620	186	374
Non-interest Expense, Excluding Merger Expenses	3,821	4,059	4,069	3,093	3,170
Merger Expenses	585	49	1,722	264	157
Income Before Taxes	1,923	2,335	410	1,250	1,215
Income Tax Expense	496	517	73	304	300
Net Income	$1,427	$1,818	$337	$946	$915

Net Income Per Common Share:
Basic	$0.15	$0.20	$0.04	$0.13	$0.13
Diluted	$0.15	$0.19	$0.04	$0.13	$0.13
Average Common Shares Outstanding:
Basic	9,304,051	9,297,142	9,290,811	7,156,987	7,156,987
Diluted	9,375,163	9,366,814	9,361,612	7,239,698	7,243,875

Non-GAAP Measure
Adjusted Net Income (excludes accretion of purchased loan discounts and purchased time deposit discounts, amortization of core deposit intangibles, and merger expenses, adjusted for the effect of income taxes):

Income Before Taxes	$1,923	$2,335	$410	$1,250	$1,215
Less: Accretion of purchased loan Discount	(78)	(132)	(117)	(1)	(2)
Add: Accretion of purchased time deposit discounts	8	10	12	-	-
Add: Amortization of core deposit Intangibles	138	125	161	7	9
Add: Merger Expenses	585	49	1,722	264	157
Adjusted Income Before Taxes	2,576	2,387	2,188	1,520	1,379
Less: Income Tax Expense	496	517	73	304	300
Less: Income Tax Effect of Adjustments	71	9	405	43	17
Adjusted Net Income	$2,009	$1,861	$1,710	$1,173	$1,062

Adjusted Net Income Per Common Share:
Basic	$0.22	$0.20	$0.18	$0.16	$0.15
Diluted	$0.21	$0.20	$0.18	$0.16	$0.15
Average Common Shares Outstanding:
Basic	9,304,051	9,297,142	9,290,811	7,156,987	7,156,987
Diluted	9,375,163	9,366,814	9,361,612	7,239,698	7,243,875

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Carolina Trust BancShares, Inc.
Selected Financial Highlights
Dollars in thousands, except share and per share data

	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Capital Ratios:
Common equity tier 1 capital ratio [1]	13.09%	12.67%	12.45%	12.36%	12.21%
Tier 1 capital ratio [1]	13.09%	12.67%	12.45%	12.36%	12.21%
Total capital ratio [1]	13.86%	13.47%	13.25%	13.34%	13.19%
Tier 1 leverage ratio [1]	11.22%	10.88%	10.64%	10.85%	10.56%

Tangible Common Equity (*)	$63,272	$61,648	$58,983	$50,221	$48,907
Common Shares Outstanding	9,305,714	9,301,575	9,296,977	7,156,987	7,156,987
Book Value per Common Share	$7.68	$7.51	$7.25	$7.02	$6.84
Tangible Book Value per Common Share (*)	$6.80	$6.63	$6.34	$7.02	$6.83

Performance Ratios for the Three Months Ended (annualized):
Return on Average Assets	0.92%[2]	1.18%[3]	0.23%[4]	0.80%[5]	0.78%[6]
Return on Average Common Equity	7.98%[2]	10.64%[3]	2.05%[4]	7.54%[5]	7.42%[6]
Net Interest Margin	3.97%	4.10%	4.09%	3.94%	3.82%[6]

Asset Quality:
Delinquent Loans (30-89 days accruing interest)	$1,263	$741	$819	$459	$754

Delinquent Loans (90 days or more and accruing)	$-0-	$120	$1	$5	$-0-
Non-accrual Loans	1,086	1,166	1,034	1,046	1,057
OREO and Repossessed property	1,043	1,351	2,190	1,157	1,782
Total Nonperforming Assets	$2,129	$2,637	$3,225	$2,208	$2,839

Restructured Loans	$2,620	$3,229	$3,755	$3,856	$3,925
Nonperforming Assets / Total Assets	0.34%	0.43%	0.52%	0.46%	0.61%
Nonperforming Assets / Equity & Allowance for Loan Loss	2.82%	3.56%	4.51%	4.07%	5.37%
Allowance for Loan Loss / Nonperforming Assets	187%	157%	126%	180%	138%
Allowance for Loan Loss / Total Loans	0.82%	0.85%	0.86%	1.01%	1.03%
Net Loan Charge-offs (Recoveries)	$127	$(2)	$(14)	$(62)	$(6)
Net Loan Charge-offs (Recoveries) / Average Loans (annualized)	0.11%	0.00%	(0.01%)	(0.06%)	(0.01%)

Purchased Credit Impaired Loans (gross)	$3,857	$3,920	$4,000	$-0-	$-0-
Discount on Purchased Credit Impaired Loans	652	665	673	-0-	-0-
Purchased Credit Impaired Loan (carrying value)	3,205	3,255	3,327	-0-	-0-

Purchased Non-Credit Impaired Loans (gross)	$46,315	$50,650	$55,798	$-0-	$-0-
Discount on Purchased Non-Credit Impaired Loans	686	754	857	-0-	-0-
Purchased Non-Credit Impaired Loans (carrying value)	45,629	49,896	54,941	-0-	-0-
Note: Financial information is unaudited.

1  Capital ratios are presented for Carolina Trust Bank which reports these ratios to the Federal Financial Institutions Examination Council on form FFIEC 051.
2  For the three months ended September 30, 2019, excluding merger expenses, accretion of discounts on purchased loans and time deposits, and amortization of core deposit intangibles, all net of tax, would result in an annualized ROA of 1.29% and an annualized ROE of 11.23%.
3  For the three months ended June 30, 2019, excluding merger expenses, accretion of discounts on purchased loans and time deposits, and amortization of core deposit intangibles, all net of tax, would result in an annualized ROA of 1.21% and an annualized ROE of 10.89%.
4  For the three months ended March 31, 2019, excluding merger expenses, accretion of discounts on purchased loans and time deposits, and amortization of core deposit intangibles, all net of tax, would result in an annualized ROA of 1.14% and an annualized ROE of 10.41%.
5  For the three months ended December 31, 2018, excluding merger expenses, accretion of purchased loan discounts and amortization of core deposit intangibles, net of tax, would result in an annualized ROA of 0.99% and an annualized ROE of 9.35%.
6  For the three months ended September 30, 2018, excluding merger expenses, accretion of purchased loan discounts and amortization of core deposit intangibles, net of tax, would result in an annualized ROA of 0.90% and an annualized ROE of 8.61%.
 (*)

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Reconciliation of GAAP to non-GAAP (Dollars in Thousands, except share and per share data):	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Shareholders’ equity (GAAP)	$71,436	$69,897	$67,378	$50,261	$48,954
Less: Goodwill	5,717	5,665	5,355	-	-
Less: Core deposit intangible	2,447	2,584	3,039	40	47
Tangible Common Equity (non-GAAP)	63,272	61,648	58,984	50,221	48,907
Common Shares Outstanding	9,305,714	9,301,575	9,296,977	7,156,987	7,156,987
Tangible Book Value per Common Share (non-GAAP)	$6.80	$6.63	$6.34	$7.02	$6.83

1 Note from Page 2
Dollars in Thousands
Reconciliation of GAAP to non-GAAP:	3Q19	3Q18
Net income	$1,427	$915
Less: Accretion of purchased loan discounts	(78)	(2)
Add: Accretion of purchased time deposit discounts	8	-
Add: Amortization of core deposit intangibles	138	9
Add: Merger expenses	585	157
Tax effect of adjustments	(71)	(17)
Adjusted net income	$2,009	$1,062

Average diluted shares	9,375,163	7,243,875
Adjusted diluted earnings per share	$0.21	$0.15

Average assets	$617,914	$467,308
Adjusted return on assets (annualized)	1.29%	0.91%

Average equity	$70,980	$48,927
Adjusted return on equity (annualized)	11.23%	8.65%

Net interest income	$5,758	$4,243
Less: Accretion of purchased loan discounts	(78)	(2)
Add: Accretion of purchased time deposit discounts	8	-
Adjusted net interest income	$5,688	$4,241
Average earning assets	575,109	441,234
Adjusted net interest margin (annualized)	3.92%	3.81%

Noninterest expenses	$4,406	$3,327
Less: Amortization of core deposit intangibles	(138)	(9)
Less: Merger expenses	(585)	(157)
Adjusted noninterest expenses (a)	$3,683	$3,161

Adjusted net interest income (see above)	$5,688	$4,241
Noninterest income	534	374
Adjusted net revenues (b)	$6,222	$4,615
Adjusted efficiency ratio (a) / (b)	59%	68%

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